UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2006

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH 03063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (781) 505-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01.         Change in Registrant’s Certifying Accountant

On Wednesday, July 12, 2006, the Audit Committee of the Board of Directors of  Ezenia! Inc. (the “Company”) voted to dismiss Brown & Brown, LLP (“Brown & Brown”) as the Company’s independent public accountants effective July 12, 2006. At the same time, the Audit Committee voted to engage Vitale, Caturano & Company, LTD. (“Vitale”) as the Company’s independent public accountants, effective July 12, 2006, to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2006.

The audit reports of Brown & Brown on the financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2005 and December 31, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the financial statements of the Company for the fiscal years ended December 31, 2005 and December 31, 2004 and through the date hereof, the Company had no disagreement with Brown & Brown on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Brown & Brown, would have caused them to make reference to such disagreement in their reports for such periods, nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Brown & Brown was provided a copy of the above disclosure and was requested to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. The letter, when available, will be filed with the Securities and Exchange Commission as an amendment to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2005 and December 31, 2004 and through the date hereof, the Company did not consult with Vitale regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated: July 14, 2006	By:	/s/ Roger N. Tuttle
Roger N. Tuttle
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)